UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2004

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

-----------------------------------

SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

1 Berkely Street, London, England, W1J 8DJ

(Address of principal executive offices)

44 (0) 20 7016 8801

(Issuer's telephone number, including area code)

if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On or about July 7, 2004, Sonoran Energy, Inc. (the "Company") entered into a Purchase Sale Agreement (the "Agreement") to purchase certain property from Rippy Oil Company ("Rippy") (See Exhibit 10.10 below).  The agreement called for the payment of $1,500,000.00 in cash for the acquisition to be closed on or before July 31, 2004.  After negotiation, the closing date was extended to October 31, 2004.  The acquisition was completed on November 5, 2004 for a total payment from the Company of $1,600,000 in cash and the issuance of 300,000 restricted shares of the Company's common stock.  The property acquired is listed as "Exhibit A" to the Agreement.

Item 9.01 Financial Statements and Exhibits.

        (c)    Exhibits.

Exhibit Number	Description
10.10	Purchase Sale Agreement between Sonoran Energy, Inc. and Rippy Oil Company, dated July 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President

Date: November 10, 2004

Exhibit 10.10

July 7, 2004

Sonoran Energy

1331 N. Alma School Road, Suite 100

Chandler, AZ 85224

Re:    Purchase Sale Agreement

          Lisa Layne and JRC Fields Wood County, Texas

         Ann McKnight Field Smith County, Texas

Gentlemen:

This letter when executed by you, will evidence our mutual agreement concerning the purchase and acquisition by Sonoran Energy ("Buyer") of all right, title and interest of Rippy Oil Company ("Seller") in and to the wells, units, unit rights, oil and gas leases, rights of ways, easements, contract agreements, equipment, facilities, pipelines and personal property described in Exhibit "A" attached hereto (collectively the "Properties") for a cash price of $1,500,000.00 ("Purchase Price"), effective July 1, 2004 at 7:00 A.M. CST (the "Effective Date". Buyer's obligation to purchase the Properties and Seller's obligation to sell the Properties is absolute and subject only to the following terms and conditions:

       1.    The Purchase Price is based upon Seller's working interest in and to the Properties, as represented in Exhibit "A". The Purchase Price shall be adjusted to reflect: (a) Seller's actual working interest and associated net revenue interest in the Properties, and (b) proper allocation of revenues, credits and expenses in accordance with industry standards as of the Effective Date.

       2.    Closing of this transaction shall occur on or before the close of business (5:00 P.M.) on July 30, 2004 (the "Closing Date"), unless extended by agreement of the parties, such extension shall not be unreasonably withheld; however, the same shall be effective on and as of the Effective Date.

       3.    Prior to closing, Buyer shall complete field visits of the Properties and inspect the surface conditions, condition of the facilities and any other operating issues deemed necessary to Closing. Buyer accepts the same in their present condition, "as is, where is" and "with all faults". Buyer will not have concluded an Environmental Assessment (Level II) examination, and will therefore not be responsible for any undisclosed environmental or hazardous waste claims attributable to activities conducted on the property prior to the Closing Date.

       4.    Prior to Closing, Seller shall provide Buyer with full and complete access to Seller's records and data in order for Buyer to perform the reasonable due diligence review of the Properties and related operations and contracts. Buyer by acceptance of this agreement acknowledges that it is a sophisticated purchaser of oil and gas properties as such may be defined in any local, state or federal statute or regulation and Buyer hereby EXPRESSLY WAIVES all rights under any such existing local, state or federal statute to claim to be an unsophisticated purchaser.

       5.    Seller shall also obtain all requisite consents and approvals for the conveyance of the Properties. As closing Seller shall convey to Buyer good and marketable title to all of the Properties free and clear of all encumbrances, liens and mortgages, however, such conveyance shall be without warranty of title of any kind or type, either express or implied, except as to claims arising by, though and under Seller, but not otherwise, and without warranty as to the associated equipment and personal property, other than that such property is free and clear of all liens and encumbrances. Seller represents that all ad valorem taxes assessed to the working interest owners of these Properties have been paid and are current. All ad valorem taxes shall be prorated between Seller and Buyer as of the Effective Date for 2004.

      6.    Seller shall deliver an assignment of the Properties on or before the effective date. Such assignment shall include indemnification provisions whereby Buyer shall hold Seller harmless from any and all plugging and environmental liabilities associated only with plugging and abandoning a well, and with respect to any penalties, causes of action, adverse claims, demands or refunds applicable to events occurring on or with respect to the Properties after Closing Date.

      7.    Each Party shall pay for any brokers or similar fees arising with respect to brokers retained or engaged by such Party and shall indemnify the other Party against such fees. Buyer and Seller will pay their own expenses incurred in connection with the transaction contemplated hereby.

      8.    Seller shall be able to transfer operations and operatorship of the Properties, as described in Exhibit "A" attached hereto, to Buyer by appropriate Railroad Commission of Texas forms.

      9.    Miscellaneous

       Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

       Governing Law. This Agreement was negotiated and is being contracted for in the State of Texas, and shall be governed by the laws of the State of Texas, notwithstanding any conflict-of-law provision to the contrary. Should any aspect of this agreement be subject to litigation or arbitration, the prevailing party in such dispute will be entitled to, in addition to all other damages, an award of its reasonable attorneys and accountant's fees.

       Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

       Further Actions and Assurances. At any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

If you approve the foregoing terms and conditions, please execute and return the duplicate original of this letter, along with a non-refundable cash consideration of $150,000.00, being ten percent of the purchase price as down payment, to the attention of the undersigned at the letterhead address on or before the close of business on July 15, 2004, otherwise this offer shall automatically terminate as of said time and shall be of no further force and effect. This deposit will be refundable only if there is a material misrepresentation in the description of the properties or in their existing condition. The parties agree that certain material conditions are set forth on Exhibit B to this document.

Should you have any questions, please do not hesitate to call. Thank you.

Very Truly Yours,

James H. Rippy

President

AGREED AND ACCEPTED THIS THE 7th DAY OF July, 2004.

/s/ Peter Rosenthal

By: Peter Rosenthal

Title: President

EXHIBIT "A"

Attached to that certain Purchase Sale Agreement dated July 7, 2004 by and between Rippy Oil Company, ("Seller") and Sonoran Energy, Inc. ("Buyer")

1.    Rippy Oil Company - Lisa Layne Field, Wood County, Texas

O.W. Taylor #1                                100% Working Interest, 75% Revenue Interest

O.W. Taylor #2                                100% Working Interest, 75% Revenue Interest

J.W. Wells #2                                   100% Working Interest, 75% Revenue Interest

J.W. Wells #4                                   100% Working Interest, 75% Revenue Interest

Wells Land & Cattle SWD             100% Working Interest.

Clark SWD                                        100% Working Interest.

2.    Rippy Oil Company - JRC Field, Wood County, Texas

Selethea Bailey #1                            96.86% Working Interest, 74.145% Revenue Interest

Marilyn Bradford #1-A                    93.02% Working Interest, 74.145% Revenue Interest

J.W. Wells #2                                    96.10% Working Interest, 74.145% Revenue Interest

J.W. Wells #3                                    100% Working Interest, 75% Revenue Interest

Wells #1 SWD                                  100% Working Interest.

3.    Rippy Oil Company - Ann McKnight (Water Flood), Smith County, Texas

Rippy Oil Company:                        39.91642% Working Interest, 32.460238% Revenue Interest

                                                            .00041864 Override Interest, plus .00042048 Royalty Interest

Dean Gathering System (same ownership).

EXHIBIT "B"

List of Items that will constitute a "Material Misrepresentation" or circumstance that would allow a refund of the $150,000 deposit.

Title is not free and clear as indicated or represented and the claims or clouds on title exceed in value the sum of $10,000 cumulative.

Environmental hazards or anticipated clean up/remediation costs are discovered which exceed $10,000 cumulative to remedy faults.

Seller is unable to deliver or transfer operations and operatorship of the properties to Buyer by or before August 31, 2004.

Seller is unable to deliver an assignment of the Properties on or before Closing Date.